UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York		10573
(Address of principal executive offices)		(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS.

On May 12, 2015, Xylem Inc. (the “Company”) held its Annual Meeting of Shareowners (“Annual Meeting”). There were 158,889,773 shares of the Company’s common stock represented at the Annual Meeting in person or by proxy, constituting 87.5% of common stock outstanding on March 13, 2015, the record date.

The final voting results for each item presented at the Annual Meeting are set forth below:

1.	Election of Class I Directors. The following nominees were elected to serve as Class I directors for a three-year term expiring in 2018. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Patrick K. Decker	145,863,955	616,531	122,387	12,286,900
Victoria D. Harker	145,740,357	751,807	110,709	12,286,900
Markos I. Tambakeras	145,359,370	1,114,449	129,054	12,286,900

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015 was ratified by a vote of 157,943,328 shares voting for; 849,313 shares voting against; and 97,132 abstentions.

3.	Non-Binding Vote on Named Executive Officer Compensation. The proposal for approval, by a non-binding vote, of the compensation of the Company’s named executive officers was approved by a vote of 140,666,768 shares voting for; 5,514,651 shares voting against; 421,454 abstentions; and 12,286,900 broker non-votes.

4.	Shareowner Proposal Titled “Reincorporate in Delaware”. The shareowner proposal titled “Reincorporate in Delaware” was not approved, with a vote of 125,658,147 shares voting against; 20,175,617 shares voting for; 769,109 abstentions; and 12,286,900 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: May 13, 2015	By:	/s/ Claudia Toussaint
Claudia Toussaint
Senior Vice President, General Counsel & Corporate Secretary